UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 8, 2006
International Absorbents Inc.

(Exact name of registrant as specified in its charter)

Province of British Columbia, Canada (State or other jurisdiction of incorporation)	0-15673 (Commission file number)	None (IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA (Address of principal executive offices)	V7K 1S8 (Zip Code)

Registrant’s telephone number, including area code	(604) 681-6181

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Condition
     On June 9, 2006, International Absorbents Inc. (the “Company”) issued a press release announcing its financial and operating results for the first quarter of fiscal year 2007. A copy of the Company’s press release announcing these financial and operating results and certain other information is filed herewith as Exhibit 99.1, which is incorporated herein by reference.
     The information in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 7.01     Regulation FD Disclosure
     At the Company’s Annual and Special Meeting of Shareholders held on June 8, 2006 (the “Meeting”), the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, Gordon Ellis, briefly discussed certain of the Company’s financial and operating results for the first quarter of fiscal year 2007, which are set forth in the attached press release.
     In addition, during the Meeting, Mr. Ellis also provided certain general information regarding the Company’s financial results and operations. Specifically, Mr. Ellis noted that he believes that it will be difficult for the Company to return to a 38% gross margin in the foreseeable future. He also acknowledged that the Company’s CareFRESH® Colors brand of small animal bedding products sell for a higher price than the Company’s other CareFRESH® products, but generate a lower gross margin for the Company. With respect to the Company’s use of cash, Mr. Ellis stated that although the Company has explored other uses for its cash, including declaring dividends and instituting a share repurchase program, at this point in time the Company’s first priority is to pay down the Company’s debt. Mr. Ellis also provided information regarding his opinion of the Company’s valuation, as follows: Mr. Ellis estimates that a valuation based on sales should result in a valuation of $5.00 – $7.00 per share; a valuation based on the Company’s price-to-earnings ratio should result in a valuation of $1.50 – $2.00 per share; a valuation based on the Company’s earnings before interest, depreciation, taxes and amortization plus net tangible assets should result in a valuation of $4.00 – $5.00 per share; a valuation based on the Company’s book value should result in a valuation of $6.00 – $7.00 per share; and a valuation based on net present value of the Company should result in a valuation of $3.00 – $6.00 per share, depending on the calculation method employed. Mr. Ellis stated that he believes that on a long-term basis the Company is undervalued, but on a short-term, snap-shot basis, the Company may be considered overvalued.
     A number of the matters and subject areas discussed by Mr. Ellis during the Meeting that were not historical or current facts deal with potential future circumstances and developments, including without limitation, statements referring to the Company’s prospects for the future, potential financial results and the Company’s valuation, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and it is important to note that the Company’s actual results could differ materially from those projected, due to various risk factors. Those risks include, but are not limited to, risks related to consumer acceptance of the Company’s products, costs related to the Company’s manufacturing plants, contractor performance, increasing transportation and related expenses, competitor reactions and their ability to market and price their products, general economic conditions outside of the control of the Company, and the economic availability of sources of raw materials to meet demand rates necessary to sustain growth. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2006 and its quarterly filings on Form 10-Q. Mr. Ellis was speaking only as of the date of the Meeting, and the Company disclaims any duty to update the information herein.
ITEM 9.01     Financial Statements and Exhibits.
     (d)     Exhibits.
     Exhibit 99.1 — News Release dated June 9, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.
Date: June 9, 2006	/s/ Gordon Ellis
Gordon L. Ellis
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBITS

Exhibit No.	Description
Exhibit 99.1	News Release dated June 9, 2006